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Exhibit 10.21

*** Note: Confidential treatment has been requested with respect to the information contained within the "[***]" marking. The marked portions have been omitted from this filing and has been filed separately with the Securities and Exchange Commission.

Dealer Direct Program Agreement

        This DEALER DIRECT PROGRAM AGREEMENT ("Agreement") is made and entered into as of March 5, 2003 (the "Effective Date") by and between BARNES & NOBLE BOOKQUEST LLC, a Delaware limited liability company having an office at 76 Ninth Avenue, New York, New York 10011 ("BNBQ") and ALIBRIS, a California corporation having an office at 1250 45th Street, Suite 100, Emeryville, California 94608 ("Alibris").

WITNESSETH:

WHEREAS, BNBQ operates an Internet-based program (the "BNBQ Dealer Direct Program") that provides Internet users with the opportunity to purchase rare, secondhand, hard to find and out-of-print books (collectively, as sourced through Alibris under this Agreement, the "Used & Hard to Find Books") directly from the dealers of such Used & Hard to Find Books;

WHEREAS, Alibris operates an Internet-based business wherein third party booksellers list their respective inventories of Used & Hard to Find Books with Alibris for the purpose of facilitating the sale thereof; and

WHEREAS, Alibris and BNBQ desire to facilitate the participation in BNBQ's Dealer Direct Program of third-party booksellers that currently sell items through Alibris' Internet-based business.

NOW THEREFORE, in consideration of the mutual covenants, promises and undertakings provided for herein and for other valuable consideration, the receipt and legal sufficiency of which the parties hereby acknowledge, the parties covenant and agree as follows:

1.     DEFINITIONS AND INTERPRETATION.

  1.1
  Definitions. In this Agreement, unless the context clearly requires otherwise, the following capitalized terms have the following meanings:

  (a)
  "Alibris Book Database" means such portion of Alibris' proprietary database of Used & Hard to Find Book information and data of and relating to Participating Dealers, including updates to the database, that conforms to the requirements set forth in this Agreement (including without limitation Exhibit B) and such other requirements as may be agreed to by the parties in writing from time to time.

  (b)
  "Alibris Dealer" means a third party bookseller that (i) is a member of Alibris' network of booksellers, (ii) provides Alibris with information and data relating to such bookseller's inventory of saleable Used & Hard to Find Books, (iii) accepts the terms of the Alibris Seller Participation Agreement and (iv) provides Alibris with a worldwide, sub-licensable right to display such information and data via the Internet in a manner contemplated by this Agreement.

  (c)
  "Alibris Mark-Up" means an amount not to exceed the aggregate of: (a) [***] of the Participating Dealer's list price for an Used & Hard to Find Book; and (b) the applicable Shipping Mark-Up.

  (d)
  "Alibris Seller Participation Agreement" means the agreement between Alibris and each Alibris Dealer substantially in the form attached as Exhibit D-1 (and amended from time to time in accordance with the terms therein) by which each Participating Dealer must, either electronically or manually, accept to be bound.

    (e)
    "BNBQ Dealer Agreement" means the agreement between BNBQ and each Participating Dealer in the form attached as Exhibit D-2 (and amended from time to time in accordance with the terms therein) as supplemented by the Participating Dealer Performance Guidelines by which each Participating Dealer must, either electronically or manually, accept to be bound. Acceptance of the BNBQ Dealer Agreement is a prerequisite to any Alibris Dealer being eligible to participate in the BNBQ Dealer Direct Program.

    (f)
    "Business Day" means a day other than a Saturday, Sunday or statutory holiday in New York, New York, United States of America.

    (g)
    "Calendar Week" means the seven-day period commencing at 12:00:00 a.m. (New York time) on Monday and ending at 11:59:59 p.m. (New York time) on Sunday.

    (h)
    "Claims" means any and all claims, counterclaims, complaints, demands, causes of action, liabilities, obligations, damages, legal fees, costs, expenses, and disbursements, including without limitation reasonable attorneys' fees and court costs, of any nature or kind, whatsoever and howsoever arising, whether known or unknown, whether in law or in equity or pursuant to contract or statute, and whether in any court of law or equity or before any arbitrator or other body, board or tribunal

    (i)
    "Gross Retail Price" means the price for an Used & Hard to Find Book identified in the Alibris Book Database, which will equal the aggregate of: (i) the Participating Dealer's list price for the Used & Hard to Find Book; and (ii) the Alibris Mark-Up for the Used & Hard to Find Book.

    (j)
    "Launch Date" means the date on which the Alibris Book Database is first made available via the BNBQ Dealer Direct Program.

    (k)
    "Participating Dealer Performance Guidelines" means the guidelines set forth on Exhibit E hereto, as amended from time to time, to which each Participating Dealer must conform in accordance with the BNBQ Dealer Agreement. These Participating Dealer Performance Guidelines are generally consistent with the performance requirements of third parties unaffiliated with BNBQ that list their books in the BNBQ Dealer Direct Program.

    (l)
    "Participating Dealer" means an Alibris Dealer that participates accepts the terms of the BNBQ Dealer Agreement to participate in the BNBQ Dealer Direct Program in accordance with the terms of this Agreement.

    (m)
    "Proceedings" means any and all actions, suits, proceedings, and hearings of any nature and kind in any court of law or equity or before any arbitrator or other body, board or tribunal.

    (n)
    "Shipping Allowance" means the shipping fees to Participating Dealers to from Alibris set forth in Exhibit F-3.

    (o)
    "Shipping Fee" means the shipping and handling fees to Alibris from BNBQ set forth in Exhibit F-2.

    (p)
    "Shipping Mark-Up" means the mark-up for shipping and high priced books set forth in Exhibit F-5.

*** Note: Confidential treatment has been requested with respect to the information contained within the "[***]" marking. The marked portions have been omitted from this filing and has been filed separately with the Securities and Exchange Commission.

  1.2
  Interpretation. In this Agreement: (a) a reference to "this Agreement" or "herein", "hereof', "hereunder" and other similar terms refers to this Agreement as a whole, and not just to the particular provision in which those words appear; (b) headings in this Agreement are for reference only and do not define, limit or enlarge the scope or meaning of this Agreement or any of its provisions; (c) words importing persons include individuals, partnerships, associations, trusts, unincorporated organizations, societies, and corporations; (d) words importing the singular number only include the plural and vice versa; (e) words importing any gender include all genders; (f) reference to a day, week, month, quarter or year, means a calendar day, week, month, quarter or year, unless expressly stated otherwise; and (g) references to currency are to the lawful money of the United States of America, unless expressly stated otherwise.

2.     ALIBRIS BOOK DATABASE.

  2.1
  License Grant. Subject to the terms and conditions of this Agreement, Alibris hereby grants to BNBQ a non-exclusive, non-transferable, non-sublicensable (except to Barnesandnoble.com llc), limited, restricted, royalty-free, worldwide license to display all or any portion of the Alibris Book Database via the BNBQ Dealer Direct Program during the Term solely in order to facilitate the sale of Used & Hard to Find Books by Participating Dealers through the BNBQ Dealer Direct Program. Without limiting the foregoing, the license granted hereunder allows BNBQ to permit users of the BNBQ Dealer Direct Program to search the Alibris Book Database to obtain information regarding specific Used & Hard to Find Books available from Participating Dealers and to order and purchase Used & Hard to Find Books directly from Participating Dealers via the BNBQ Dealer Direct Program.

  2.2
  Updates and Changes to Alibris Book Database.
  (a)
  Alibris may from time to time correct any errors or inaccuracies in the Alibris Book Database of which Alibris is made aware. BNBQ will use commercially reasonable efforts to promptly implement such Alibris Book Database corrections.

  (b)
  If Alibris requests that any portion of the Alibris Book Database be deleted, replaced or made inaccessible via the BNBQ Dealer Direct Program because such Alibris Book Database contains errors or is or could be subject to a third party Claim or Proceeding, then BNBQ will use commercially reasonable efforts to remove promptly such portion of the Alibris Book Database from the BNBQ Dealer Direct Program as soon as commercially practicable after receipt of written notice from Alibris. [***]

  2.3
  Delivery. Alibris will deliver the Alibris Book Database and updates thereto from time to time to BNBQ by password-protected file transfer protocol that conforms to BNBQ requirements set forth in Exhibit B and Exhibit C and in accordance with such other requirements as may be agreed to by the parties from time to time during the Term.

  2.4
  Ownership. Notwithstanding any other provision of this Agreement, except for the limited license granted in Section 2.1, Alibris owns and will at all times solely and exclusively retain all right, title and interest throughout the universe in, to and associated with the Alibris Book Database, and Alibris expressly reserves all such rights.

  2.5
  Book Pricing Restrictions. Unless and until the parties agree otherwise in writing, the Alibris Book Database will not include Used & Hard to Find Books with a Gross Retail Price less than [***]. The Alibris Book Database will not include Used & Hard to Find Books with a Gross Retail Price greater than [***] unless otherwise requested by BNBQ in writing.

  2.6
  Data Enhancements, Policies & Reporting: Alibris will provide further enhancements that include but are not limited to book data and policies and programs to manage data and Participating Dealer reporting as set forth on Exhibit A.

3.     TRADEMARKS.

  3.1
  Alibris Marks. Subject to the terms and conditions of this Agreement, Alibris hereby grants to BNBQ a limited, restricted, non-exclusive, non-transferable, non-sublicensable (except to Bamesandnoble.com 11c), royalty-free, revocable license to use and reproduce the trademarks, trade names, designs and logos of Alibris set forth in Exhibit I (the "Alibris Marks") during the Term solely to display, advertise, market or promote (on-line and otherwise) the availability of the Alibris Book Database on the BNBQ Dealer Direct Program, provided that all such uses and reproductions of the Alibris Marks comply with all standards and specifications communicated by Alibris in writing to BNBQ from time to time, and further provided that BNBQ submits samples of all such materials to Alibris for its prior approval, which approval shall not to be unreasonably withheld or delayed. Alibris may in its absolute discretion change, modify, or replace any Alibris Mark at any time, and, upon reasonable notice to BNBQ, BNBQ will comply with such changes, provided that any commercially unreasonable cost associated with such compliance will be borne by Alibris. BNBQ will cease using any materials containing any Alibris Mark immediately upon termination of this Agreement. BNBQ's use of the Alibris Marks will inure to the benefit of Alibris.

  3.2
  BNBQ Marks. BNBQ hereby grants to Alibris a limited, restricted, non-exclusive, nontransferable, non-sublicensable, royalty-free, revocable license to use and reproduce the trademarks, trade names, designs and logos of BNBQ set forth in Exhibit J (the "BNBQ Marks") during the Term solely to display, advertise, market or promote (on-line and otherwise) the availability of the Alibris Book Database on the BNBQ Dealer Direct Program, provided that all such uses and reproductions of the BNBQ Marks comply with all standards and specifications communicated by BNBQ in writing to Alibris from time to time, and further provided that Alibris submits samples of all such materials to BNBQ for its prior approval, which approval shall not to be unreasonably withheld or delayed. BNBQ may in its absolute discretion change, modify, or replace any BNBQ Mark at any time, and Alibris will comply with such changes provided that any commercially unreasonable cost associated with such compliance will be borne by BNBQ. Alibris will cease using any materials containing any BNBQ Mark immediately upon termination of this Agreement, or at any time sooner upon written request by BNBQ. Alibris' use of the BNBQ Marks will inure to the benefit of BNBQ.

  3.3
  Ownership and Proprietary Rights.
  (a)
  Alibris Marks. Notwithstanding any other provision of this Agreement, except for the limited license granted in Section 3.1, Alibris owns and will at all times solely and exclusively retain all right, title and interest throughout the Universe in, to and associated with the Alibris Marks, and Alibris expressly reserves all such rights. Neither BNBQ nor any other person will acquire any right, title or interest in, to or associated with the Alibris Marks under the terms of this Agreement.

  (b)
  BNBQ Marks. Notwithstanding any other provision of this Agreement, except for the limited license granted in Section 3.2, BNBQ or its licensors owns and will at all times solely and exclusively retain all right, title and interest throughout the Universe in, to and associated with the BNBQ Marks, and BNBQ expressly reserves all such rights. Neither Alibris nor any other person will acquire any right, title or interest in, to or associated with the BNBQ Marks under the terms of this Agreement.

*** Note: Confidential treatment has been requested with respect to the information contained within the "[***]" marking. The marked portions have been omitted from this filing and has been filed separately with the Securities and Exchange Commission.

    (c)
    Reservation of Rights: All rights not expressly granted under this Agreement are reserved to the parties.

4.     PARTICIPATING DEALERS.

  4.1
  Qualifications. Alibris will only allow Alibris Dealers that are members in good standing of Alibris' network of booksellers to be Participating Dealers. Alibris will neither (i) permit Participating Dealers whom Alibris considers to be disreputable or unreliable in providing Used & Hard to Find Books to participate in the BNBQ Dealer Direct Program nor (ii) allow an Alibris Dealer to be a Participating Dealer without BNBQ's prior consent.

  4.2
  Agreement with Participating Dealers. Alibris will require each Alibris Dealer whose Used & Hard to Find Books are to be included in the Alibris Book Database to accept the terms and conditions of the Alibris Seller Participation Agreement as supplemented by BNBQ Dealer Agreement. Such acceptance shall be a prerequisite for an Alibris Dealer to sell Used & Hard to Find Books via the BNBQ Dealer Direct Program.

  4.3
  Removal of Participating Dealers and Suppression of Listings.
  (a)
  BNBQ may in its absolute discretion terminate the participation of any Participating Dealer in the BNBQ Dealer Direct Program or remove or delete any or all of the Participating Dealer's listings of Used & Hard to Find Books from the BNBQ Dealer Direct Program if and only to the extent that:

  (i)
  The Participating Dealer materially breaches the BNBQ Dealer Agreement or BNBQ has reason to anticipate material breach of such BNBQ Dealer Agreement;

  (ii)
  The Participating Dealer materially breaches the Participating Dealer Performance Guidelines;

  (iii)
  The Participating Dealer's "dealer list" prices for the Used & Hard to Find Books (i.e., the prices set by the Participating Dealer, not Alibris) are [***]

  (iv)
  Any listing by such Participating Dealer would unreasonably expose BNBQ to unacceptable liability [***]

  (v)
  Participating Dealer has had, in BNBQ's opinion, unacceptable dealings with BNBQ and/or its affiliates;

  (vi)
  [***]

  (vii)
  The Participating Dealer is already listing its Used & Hard to Find Books within the BNBQ Dealer Direct Program and BNBQ desires to prevent double listing by such Participating Dealer;

  (viii)
  a BNBQ Customer or other third party commences, maintains, continues or assigns any Claim or Proceeding against the Participating Dealer, Alibris or BNBQ arising from, connected with or relating to any actual or alleged act or omission by the Participating Dealer or any person for whom the Participating Dealer is in law responsible.

  (b)
  Alibris may in its absolute discretion terminate the participation of any Alibris Dealer in the BNBQ Dealer Direct Program or remove or delete any or all of the Alibris Dealer's listings of Used & Hard to Find Books from the Alibris Book Database if:

  (i)
  the Participating Dealer materially breaches any of the Alibris Seller Participation Agreement, or Alibris has reason to anticipate any such breach;

*** Note: Confidential treatment has been requested with respect to the information contained within the "[***]" marking. The marked portions have been omitted from this filing and has been filed separately with the Securities and Exchange Commission.

      (ii)
      the Participating Dealer materially breaches the BNBQ Dealer Agreement (including the Performance Guidelines referenced in the BNBQ Dealer Agreement) or Alibris has reason to anticipate any such breach;

      (iii)
      the Participating Dealer is not an Alibris Dealer in good standing;

      (iv)
      Alibris considers, in its absolute discretion, that the Participating Dealer's listings of Used & Hard to Find Books, or any portion of such listings, may expose BNBQ or Alibris to a risk of liability;

      (v)
      Alibris considers, in its absolute discretion, that the Participating Dealer has engaged in unacceptable conduct towards Alibris or other persons (including BNBQ, BNBQ affiliates, other Participating Dealers, or BNBQ Customers) [***]

      (vi)
      the Participating Dealer lists its Used & Hard to Find Books in the BNBQ Dealer Direct Program other than through Alibris; or

      (vii)
      a BNBQ Customer or other third party commences, maintains, continues or assigns any Claim or Proceeding against the Participating Dealer, Alibris or BNBQ arising from, connected with or relating to any actual or alleged act or omission by the Participating Dealer or any person for whom the Participating Dealer is responsible.

  4.4
  Under-Performing Participating Dealers. Alibris will not allow Participating Dealers who fail to maintain service levels in accordance with the Participating Dealer Performance Guidelines to continue to participate in the BNBQ Dealer Direct Program without BNBQ's prior written consent.

5.     TRANSACTIONS.

  5.1
  Display of Alibris Book Database. BNBQ will make the Alibris Book Database available to BNBQ customers ("BNBQ Customers") via the BNBQ Dealer Direct Program to enable BNBQ Customers to order Used & Hard to Find Books from Participating Dealers.

  5.2
  BNBQ Customer Orders. BNBQ will accept BNBQ Customer orders ("Orders") on behalf of Participating Dealers and will promptly and electronically forward Orders and related packing slips ("Packing Slips") to Alibris for transmission to the appropriate Participating Dealers. BNBQ will not forward an Order to Alibris unless BNBQ has obtained a valid pre-authorization for payment for the Order from the BNBQ Customer's credit card provider. Packing Slips will contain the appropriate information for a Participating Dealer to fulfill an Order. A sample Packing Slip is attached hereto as Exhibit G.

  5.3
  Order Acceptance and Rejection. Alibris will promptly forward Orders it receives from BNBQ to the appropriate Participating Dealer, and will send an electronic message to BNBQ advising whether or not the Participating Dealer accepts or rejects the Order. Orders that are not accepted by the appropriate Participating Dealer within the Order Acceptance Period will be deemed to be rejected by the Participating Dealer. For the purposes of this Agreement, "Order Acceptance Period" means [***] Business Days, provided that the parties may from time to time agree to modify the duration of the Order Acceptance Period for all or any particular Orders.

  5.4
  BNBQ Customer Payments. Upon receipt of an electronic message from Alibris that an Order has been shipped by the appropriate Participating Dealer (a "Shipment Notice"), BNBQ will facilitate the process of BNBQ Customer's credit card payment for the Order.

  5.5
  Credit Card Charge-Backs. BNBQ will not be liable for any credit card charge-backs on credit card payments for Orders if such charge-backs are due to actual or alleged credit card fraud

*** Note: Confidential treatment has been requested with respect to the information contained within the "[***]" marking. The marked portions have been omitted from this filing and has been filed separately with the Securities and Exchange Commission.

    and if BNBQ obtained a valid pre-authorization for payment for the Order from the BNBQ Customer's credit card processor before forwarding the Order to Alibris. BNBQ will promptly advise Alibris if BNBQ receives a charge-back on a credit card payment for an Order, and will use commercially reasonable effort to assist Alibris in the cancellation of the Order and recovery of payment due for Used & Hard to Find Books delivered to the BNBQ Customer pursuant to the Order.

  5.6
  Order Cancellation and Rejection. Any BNBQ Customer may cancel his Order without recourse (e.g., liability for shipping or handling expenses) before Alibris electronically requests the related Packing Slips from BNBQ in accordance with Section 5.2 hereof. BNBQ will promptly send electronic messages to Alibris advising of cancellation requests received by BNBQ. BNBQ will promptly notify BNBQ Customers of Orders rejected or deemed to be rejected by the relevant Participating Dealer.

  5.7
  Order Shipping for Participating Dealers shipping directly to BNBQ Customers. Upon receipt of a Participating Dealer's acceptance of an Order but not earlier, Alibris will make the relevant Packing Slip available to the Participating Dealer. Participating Dealers will be solely responsible for shipping Used & Hard to Find Books directly to BNBQ Customers in accordance with one of the shipping methods set forth in Exhibit F-1 as set forth in the Order. [***]

  5.8
  Returns. BNBQ Customers will be instructed to ship returns of Used & Hard to Find Books sourced through Alibris directly to Alibris' Sparks, Nevada Distribution Center. Alibris will promptly send electronic messages to BNBQ upon Alibris' receipt of Used & Hard to Find Books (without the BNBQ Customer notifying BNBQ of the return). Only when notified by a BNBQ Customer or upon receipt of a returned Used & Hard to Find Book will BNBQ promptly send an electronic message to Alibris that a BNBQ Customer intends to return a Used & Hard to Find Book. Neither BNBQ nor Alibris will encourage BNBQ Customers to return Used & Hard to Find Books to either BNBQ or Participating Dealer, but will encourage BNBQ Customers to send returned Used & Hard to Find Books directly to Alibris' Sparks, Nevada Distribution Center. At BNBQ's option, Alibris will make available to BNBQ those packing slips included with customer returns on terms and conditions proposed by BNBQ and reasonably acceptable to Alibris.

  5.9
  Electronic Message and Data Exchanges. BNBQ and Alibris will establish and implement protocols for the exchange of electronic messages referenced in this Section 5 and other data and information relating to the processing of transactions (including returns and refunds).

  5.10
  Access to Alibris Order Processing System. Alibris will permit BNBQ to access Alibris' computerized order tracking and customer service system ("Extranet") to obtain information regarding the status of Orders and dealer contact information, such access to be in accordance with Alibris' standard security protocols as amended from time to time and such other protocols as may be agreed to by Alibris and BNBQ from time to time.

  5.11
  Role of the Parties in Transactions.
  (a)
  The parties intend that all transactions regarding the purchase and sale of Used & Hard to Find Books are solely between BNBQ Customers and Participating Dealers (including Alibris where Alibris sources its own inventory via the Alibris Database). While Alibris and BNBQ facilitate transactions between Participating Dealers and BNBQ Customers, (i) BNBQ is not a party to any such transactions and (ii) Alibris is only a party in those transactions where Alibris is the actual provider of the Used & Hard to Find Book ordered by the BNBQ Customer, otherwise Alibris is not a party to any such transactions.

*** Note: Confidential treatment has been requested with respect to the information contained within the "[***]" marking. The marked portions have been omitted from this filing and has been filed separately with the Securities and Exchange Commission.

    (b)
    In all transactions involving the sale of Used & Hard to Find Books to BNBQ Customers, the respective Participating Dealer or Alibris through its sale of its warehouse books shall be the retailer of record, and shall be individually and wholly responsible for any remittances due to state and local tax jurisdictions of sales, use or other transaction taxes in connection with such sales. [***]

6.     SERVICE QUALITY AND BNBQ CUSTOMER SATISFACTION.

  6.1
  Service Quality. The parties will act reasonably and cooperate with each other to promote continuous improvement in the quality of service provided to, and the satisfaction of, BNBQ Customers and Participating Dealers.

  6.2
  Service Liaisons. The parties will each appoint a contact person for regular communication with the other party regarding matters related to BNBQ Customer service and satisfaction and Participating Dealer service and satisfaction.

  6.3
  Alibris Reports. On the [***], Alibris will provide to BNBQ a report containing the following information regarding the performance of Participating Dealers: (a) the number of Orders received, rejected and fulfilled during the [***] by each Participating Dealer and by all Participating Dealers in total; and (b) the number of Orders received, rejected, cancelled and fulfilled since the Launch Date.

  6.4
  Satisfaction Guarantee. BNBQ will offer BNBQ Customers a satisfaction guarantee with respect to any Used & Hard to Find Book sold via the BNBQ Dealer Direct Program. In connection therewith, Alibris will facilitate BNBQ's fulfillment of such satisfaction guarantee by providing refunds for returned Used & Hard to Find Books as follows:

  (a)
  A full refund for any Used & Hard to Find Book that:

  (i)
  does not match the description of such Used & Hard to Find Book in the Alibris Book Database;

  (ii)
  is not delivered to the BNBQ Customer within [***] business days after the date of the relevant Order, if the Used & Hard to Find Book will be shipped to an address in the United States or Canada; or

  (iii)
  is not delivered to the BNBQ Customer within [***] business days after the date of the relevant Order, if the Used & Hard to Find Book will be shipped to an address outside the United States or Canada.

        The refund shall include the actual amount paid by a BNBQ Customer for such Used & Hard to Find Book plus any shipping or handling costs incurred by or on behalf of such BNBQ Customer in the delivery and return of the Used & Hard to Find Book as set forth on Exhibit F-4. No refund only be payable by Alibris except to the extent that BNBQ provides reimbursement to the BNBQ Customer.

    (b)
    A refund (excluding shipping and handling costs incurred by the BNBQ Customer) for any Used & Hard to Find Book returned by BNBQ Customer for any reason other than those described in Section 6.4(a).

    (c)
    BNBQ will in its absolute discretion determine the resolution of any dispute between a Participating Dealer and a BNBQ Customer or Alibris regarding the basis for a refund or the amount to be refunded by the Participating Dealer to the BNBQ Customer.

  6.5
  Alibris BNBQ Customer Support System. Alibris will permit BNBQ to access Alibris' computerized customer service system to obtain information regarding customer service matters and to communicate regarding customer service matters with Alibris and where necessary the Participating Dealer involved in a customer service matter.

*** Note: Confidential treatment has been requested with respect to the information contained within the "[***]" marking. The marked portions have been omitted from this filing and has been filed separately with the Securities and Exchange Commission.

7.     FINANCIAL ARRANGEMENT.

  7.1
  The BNBQ Transaction Fee. In consideration of facilitating the sale of Used & Hard to Find Books by Participating Dealers, BNBQ will receive from each Participating Dealer a fee calculated as fifteen percent (15%) of the Gross Retail Price for each Used & Hard to Find Book sold by the Participating Dealer via the BNBQ Dealer Direct Program (the "Transaction Fee"). For each Used & Hard to Find Book sold via the BNBQ Dealer Direct Program, BNBQ will retain the Transaction Fee from the amount collected by BNBQ from the BNBQ Customer on account of the purchase price of the Used & Hard to Find Book. BNBQ may in its discretion change the Transaction Fee amount for future Orders upon providing Alibris with no less than [***] days prior notice.

  7.2
  Remittances by BNBQ. For each Used & Hard to Find Book ordered through the BNBQ Dealer Direct Program and shipped by a Participating Dealer to a BNBQ Customer during any Calendar Week, BNBQ will remit to Alibris: (a) the Gross Retail Price for the Used & Hard to Find Book less the applicable Transaction Fee (such amount, the "Net Retail Amount"); plus (b) the applicable Shipping Fee; less (c) chargebacks (as described under Section 5.5) and refund paid to BNBQ Customers (as described in Section 6.4). Such remittances will be due and owing when the Used & Hard to Find Book is shipped by the Dealer to the BNBQ Customer, and will be payable by BNBQ to Alibris no later than [***] Business Days following the end of the related Calendar Week during the Term. For the purposes of this section, a Used & Hard to Find Book will be deemed to be shipped when Alibris delivers a Shipment Notice to BNBQ.

  7.3
  Remittances by Alibris. For each Used & Hard to Find Book purchased and sold through the BNBQ Dealer Direct Program, Alibris will remit to the appropriate Participating Dealer within [***] calendar days from the date Alibris receives the remittances from BNBQ in accordance with Section 7.2 hereof: (a) the Net Retail Amount received by Alibris from BNBQ, less the applicable deductions and fees agreed to by Alibris and the Participating Dealer (the "Dealer Remittance"), plus (b) the Shipping Allowance.

  7.4
  Currency. All remittances, payments and calculations of funds under this Agreement will be made or calculated, as the case may be, in United States Dollars.

  7.5
  Alibris Mark-up. Alibris shall not modify the applicable Alibris Mark-up on any item in the Alibris Book Database more than [***] period.

  (a)
  BNBQ acknowledges that Alibris' compliance with this Section 7.5 may have an adverse impact on Alibris' ability to comply with its obligations under Section 15.1. BNBQ will not hold Alibris to account for its obligations under Section 15.1 if Alibris' inability to comply therewith is directly attributable to Alibris' compliance with this Section 7.5.

8.     REPRESENTATIONS, WARRANTIES AND COVENANTS.

  8.1
  Each party represents and warrants to the other that:

  (a)
  This Agreement has been duly and validly executed and delivered and constitutes the legal, valid and binding obligation of that party, enforceable against that party in accordance with its terms.

  (b)
  It is duly organized, validly existing and in good standing under the laws of its locality of organization, and has full corporate power and authority to execute, deliver and perform this Agreement.

  (c)
  Its execution, delivery and performance of this Agreement will not, with or without the giving of notice, the lapse of time or both, conflict with or violate (a) any provision of law, rule or regulation to which that party is subject, (b) any order, judgment or decree applicable to or binding upon that party's assets or properties, (c) any provision of its organizational documents, or (d) any agreement or other instrument applicable to or binding upon its assets or properties.

  8.2
  Alibris represents, warrants and covenants to BNBQ that:

  (a)
  The Alibris Book Database may be reproduced, used, converted into digital or other electronic media, displayed, and distributed by BNBQ as contemplated by this Agreement without violating or infringing the rights of any other person, including, without limitation, infringing any copyright, trademark or right of privacy, or any other intellectual or industrial property right, title or interest of any party, and without obligating BNBQ to pay any additional fees to third parties.

  (b)
  Alibris has implemented all measures used in its normal business, including at a minimum commercially reasonable measures, to ensure that the Alibris Book Database does not contain any virus or any other contaminant, including but not limited to codes, commands or instructions that may be used to access, alter, delete, damage, disable, cause disruption of or otherwise interfere with BNBQ's use of the Alibris Book Databases, other software, or any BNBQ's data or information.

  (c)
  Alibris shall provide services under this Agreement in a professional, workmanlike and efficient manner, consistent with the high industry standards.

  8.3
  Alibris covenants to deliver to BNBQ: (i) as soon as available, but not later than fifteen (15) days after the last day of each month, the compliance certificate (the "VBG Compliance Certificate") as is required under Alibris' Loan and Security Agreement dated July 24, 2002 with Venture Banking Group (the "Alibris-VBG Agreement") indicating their material compliance with the financial covenants contained in the Alibris-VBG Agreement; and (ii) a prompt report of any legal actions pending or threatened against Alibris or any affiliate that could result in damages or costs to Alibris or any affiliate of $100,000 or more.

9.     DISCLAIMERS.

  9.1
  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, OF ANY KIND, EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

10.   INDEMNIFICATION.

  10.1
  General Indemnity. Subject to Sections 10.3 and 10.4, and except for IP Claims and Proceedings referenced in Section 10.2, each party hereto (the "Indemnifying Party") will defend, indemnify, save and hold harmless the other party (the "Indemnified Party") and its past, present and future officers, directors, employees, agents, representatives, affiliates, distributors, franchisees successors, permitted assigns, and related persons (collectively "Related Parties") from and against any and all third party Claims and Proceedings directly or indirectly arising from, connected with or relating to any material breach of this Agreement by the Indemnifying Party.

  10.2
  IP Claims and Proceedings. Subject to Sections 10.3 and 10.4, each Indemnifying Party will defend, indemnify, and save and hold the Indemnified Party and its Related Parties harmless from and against any and all third party Claims and Proceedings directly or indirectly arising from, connected with or relating to any and all actual or alleged infringement of any patent, copyright, intellectual or industrial property right or any other similar right (including, but not limited to, misappropriation of trade secrets) based on any deliverables, information, materials or services provided to the other party hereto by the Indemnifying Party pursuant to this Agreement (collectively "IP Claims and Proceedings"). The Indemnifying Party will give prompt written notice to the other party hereto of any threat, warning or notice of any IP Claim or Proceeding that could have an adverse impact on an Indemnified Party or its Related Parties.

  10.3
  Indemnity Procedure. The Indemnifying Party's obligations regarding Claims and Proceedings and IP Claims and Proceeding under Sections 10.1 or 10.2 are conditional upon the Indemnified Party: (a) giving the Indemnifying Party prompt notice of the Claim or Proceeding; (b) and its Related Party granting control of the defence and settlement of the Claim or Proceeding to the Indemnifying Party (provided that a Claim or Proceeding will not be settled without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed); and (c) and its Related Party reasonably co-operating with the Indemnifying Party regarding the defence and settlement of the Claim or Proceeding. Notwithstanding anything contained in this Agreement to the contrary, the Indemnified Party retains the right to participate in the defense of and settlement negotiations relating to any Claim or Proceeding or IP Claim or Proceeding with counsel of its own selection at its sole cost and expense.

  10.4
  Mutual Indemnity. If any Claim or Proceeding or IP Claim or Proceeding gives rise to an indemnity obligation by both parties pursuant to Sections 10.1 or 10.2, the liability of each party to indemnify the other will be apportioned and offset in proportion to the responsibility of each party for the matter giving rise to that Claim or Proceeding or IP Claim or Proceeding.

11.   EXCLUSION AND LIMITATION OF LIABILITY.

  11.1
  EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 10 IN NO EVENT SHALL EITHER PARTY HERETO BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES OR LOSS OF PROFITS OR LOST REVENUES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EVEN IF SUCH PARTY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE.

  11.2
  EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 10 AND THE REMITTANCE AND PAYMENT OBLIGATIONS SET FORTH IN SECTIONS 7.2 AND 7.3, THE AGGREGATE LIABILITY OF THE ANY PARTY HEREUNDER TO

*** Note: Confidential treatment has been requested with respect to the information contained within the "[***]" marking. The marked portions have been omitted from this filing and has been filed separately with the Securities and Exchange Commission.

  THE OTHER ARISING UNDER THIS AGREEMENT FROM ANY AND ALL OTHER CAUSE OR CAUSES AND REGARDLESS OF THE THEORY OF LAW OR EQUITY (INCLUDING WITHOUT LIMITATION BREACH OF CONTRACT, CONDITION, WARRANTY, OR GUARANTEE, NEGLIGENCE, STRICT LIABILITY, AND STATUTORY LIABILITY) WILL NOT EXCEED FIVE HUNDRED THOUSAND DOLLARS ($500,000), AND EACH PARTY HEREBY RELEASES THE OTHER PARTY FROM ANY AND ALL CLAIMS AND PROCEEDINGS IN EXCESS OF THIS LIMITATION.

12.   TERM & TERMINATION.

  12.1
  Term. This Agreement will take effect upon the Effective Date and expire 11:59 pm, EST, on the first day prior to the anniversary date of the Launch Date (such period, including any renewal period as provided herein, the "Term") unless earlier terminated in accordance with this Agreement. This Agreement may be renewed for an additional one year periods only upon mutual written agreement of both BNBQ and Alibris.

  12.2
  Termination for Cause by Either Party. Either party (the "Non-Breaching Party") may terminate this Agreement in the event that other party (the "Breaching Party") does not cure any material breach of any provision of this Agreement within thirty (30) days of receiving written notice of such breach from the Non-Breaching Party (the "Default Notice").

  12.3
  Termination for Cause by BNBQ. Notwithstanding any other provision of this Agreement, BNBQ may in its sole discretion terminate this Agreement for cause effective immediately upon delivery of notice of termination to Alibris if: (i) Alibris is or becomes legally or beneficially controlled by [***] (ii) any court or government authority (including without limitation any taxation authority) disputes the characterization of the role of either Alibris or BNBQ regarding the purchase and sale of Used & Hard to Find Books as set forth in Section 5.11; (iii) if Alibris is not in material compliance with any financial covenants of the Alibris-VBG Agreement; or (iv) if a material adverse change in the business, operations, or condition (financial or otherwise) of Alibris as defined in the Alibris-VBG Agreement; or (v) BNBQ ceases to be engaged in the business of selling Used & Hard to Find Books.

  12.4
  Termination for Cause by Alibris: Notwithstanding any other provision of this Agreement, Alibris may in its sole discretion terminate this Agreement for cause effective immediately upon delivery of notice of termination to BNBQ if: (i) BNBQ is or becomes legally or beneficially controlled by [***] (including its successors in interest); (ii) any court or government authority (including without limitation any taxation authority) disputes the characterization of the role of either Alibris or BNBQ regarding the purchase and sale of Used & Hard to Find Books as set forth in Section 5.11; or (iii) BNBQ gives notice to Alibris [***].

  12.5
  Termination for Delay in Launch Date. Either party may terminate this Agreement in the event the Launch Date does not occur on or prior to May 31, 2003.

  12.6
  Termination for Insolvency Event: Either party may in its absolute discretion terminate this Agreement for cause immediately upon delivery of notice to the other party: (i) upon the institution by the other party of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the other party to institution of bankruptcy or insolvency proceedings against it or the filing by the other party of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Code or any other applicable law, or the consent by the other party to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official of the other party or of any substantial part of its property, or the making by the other party of an assignment for the benefit of creditors, or the admission in writing by the other party of an assignment for the benefit of creditors, or the admission in writing by the other party of its inability to pay its debts generally as they become due or the taking of corporate action by the other party in furtherance of any such actions; (ii) if, within 60 days after the commencement of an action against the other party seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future law or regulation, such action will not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the other party stayed, or if the stay of any such order or proceeding will thereafter be set aside; or if, within 60 days after the appointment without the consent or acquiescence of the other party of any trustee, receiver or liquidator or similar official of the other party, or of all or any substantial part of the property of the other party, such appointment will not have been vacated.

  12.7
  Effect of Termination: Notwithstanding any other provision of this Agreement, the parties will use commercially reasonable efforts to complete all transactions relating to Orders for which Alibris delivered a Shipment Notice to BNBQ prior to the termination of this Agreement. Subject to the foregoing, immediately upon termination of this Agreement: (a) all rights and licenses granted to BNBQ by Alibris or to Alibris by BNBQ hereunder will terminate automatically; (b) BNBQ will cease using the Alibris Book Database and remove the Alibris Book Database from the BNBQ Dealer Direct Program; and (c) the parties shall use commercially reasonable efforts to cancel all Orders for which Alibris has not delivered a Shipment Notice to BNBQ.

  12.8
  BNBQ Holdbacks.
  (a)
  U.S./Can. Holdback. Upon termination of this Agreement by either party, BNBQ may create a holdback fund (the "U.S./Can. Holdback Fund") from any amounts remittable or payable to Alibris or any Participating Dealer under this Agreement as a reserve for any refunds that may be payable by BNBQ to BNBQ Customers in the United States or Canada subsequent to the termination of this Agreement. The U.S./Can. Holdback Fund will be an amount equal to the total amount of refunds paid by BNBQ to BNBQ Customers with a delivery address in the United States or Canada ("U.S./Can. BNBQ Customers") for returned Used & Hard to Find Books during the forty-five (45) day period immediately preceding the termination of this Agreement. Immediately upon the expiration of a forty-five (45) day period following the termination of this Agreement (the "U.S./Can. Holdback Period"): (i) BNBQ will provide Alibris with details of all refund payments made by BNBQ to U.S./Can. BNBQ Customers during the Holdback Period; (ii) BNBQ will remit to Alibris any balance remaining of the U.S./Can. Holdback; and (c) if the total amount of refunds paid by BNBQ to U.S./Can. BNBQ Customers during the U.S./Can. Holdback Period exceeds the amount of the U.S./Can. Holdback, Alibris will, on behalf of the applicable Participating Dealers, remit the deficiency to BNBQ within thirty (30) days after the end of the U.S./Can. Holdback Period.

  (b)
  World Holdback. Upon termination of this Agreement by either party, BNBQ may create a holdback fund (the "World Holdback Fund") from any amounts remittable or payable to Alibris or any Participating Dealer under this Agreement as a reserve for any refunds that may be payable by BNBQ to BNBQ Customers outside the United States and Canada subsequent to the termination of this Agreement. The World Holdback Fund will be an amount equal to the total amount of refunds paid by BNBQ to BNBQ Customers with a delivery address outside the United States and Canada ("World BNBQ Customers") for returned Used & Hard to Find Books during the forty-five (45) day period immediately preceding the termination of this Agreement. Immediately upon the expiration of a ninety (90) day period following the termination of this Agreement (the "World Holdback Period"): (i) BNBQ will provide Alibris with details of all refund payments made by BNBQ to World BNBQ Customers during the World Holdback Period; (ii) BNBQ will remit to Alibris any balance remaining of the World Holdback; and (c) if the total amount of refunds paid by BNBQ to World BNBQ Customers during the World Holdback Period exceeds the amount of the World Holdback, Alibris will, on behalf of the applicable Participating Dealers, remit the deficiency to BNBQ within thirty (30) days after the end of the World Holdback Period.

  12.9
  Survival: Notwithstanding any other provision of this Agreement, the following provisions of this Agreement, and all other provisions necessary to their interpretation or enforcement, will survive indefinitely after the termination of this Agreement and will remain in full force and effect and be binding upon the parties as applicable: Section 2.4; Section 3.3; Section 5.5; Section 5.6; Section 5.8; Section 6.4; Section 7; Sections 8 through 11; Section 12.7; Section 12.9; and Sections 13 through 15.

13.   RECORDS AND AUDITS; SECURITY.

  13.1
  Records: During the Term and for three (3) years after the end of the Term, each party will use commercially reasonable efforts to create and maintain all usual and proper records and books of account relating to this Agreement and the performance of their obligations under this Agreement, including without limitation all sales of Used & Hard to Find Books made by Participating Dealers through the BNBQ Dealer Direct Program.

  13.2
  Audit by BNBQ. If BNBQ is subject to a third party claim relating to a failure by Alibris to pay a Participating Dealer and Alibris fails, upon request, to provide satisfactory records to demonstrate such payments were made BNBQ may cause an audit or inspection to be made of Alibris' books, records and facilities regarding Alibris' payments to such Participating Dealer, provided that the audit or inspection will be conducted by an independent auditing firm selected and engaged by BNBQ, on not less than five (5) days prior notice, during normal business hours, and in such a manner as not to interfere unreasonably with the operations of Alibris' business. BNBQ will not conduct any such audit or inspection more than once in any twelve (12) month period. BNBQ will bear the costs of such independent auditing firm unless either of the following occurs in which case Alibris shall reimburse BNBQ for the costs of such auditing firm and shall, as the case may be, immediately remit corrective payments to applicable Participating Dealers or immediately cure, in not less than five (5) business days, Alibris' breach of its obligations under Section 7.3 if such audit or inspection reveals a deficiency of five percent (5%) or more in the payments made by Alibris to any Participating Dealer individually or collectively.

  13.3
  Security; Disaster Recovery. With respect to certain "personally identifiable information" that may be remitted to Alibris from time to time under this Agreement, Alibris shall maintain and enforce safety and physical security procedures that comply with the security requirements set forth on Exhibit H. Furthermore, Alibris shall implement a disaster recovery plan in accordance with the requirements set forth on Exhibit H.

14.   CONFIDENTIAL INFORMATION.

  14.1
  Handling of Confidential Information. Each party will regard and preserve as confidential all information related to the business and activities of the other party and their respective affiliates, and each of their respective clients, customers, suppliers and other entities with whom they do business, including without limitation customer data, financial information, IP addresses, usernames and passwords, and specifications, that may be disclosed by one party (the "Disclosing Party") to the other party (the "Receiving Party") pursuant to this Agreement ("Confidential Information") and will use such Confidential Information only during the Term and only as necessary to perform its obligations under this Agreement. The Receiving Party will hold such Confidential Information in trust and confidence for the Disclosing Party and will not to disclose such Confidential Information to any person, firm or enterprise (other than the Receiving Party's employees and agents) or use (directly or indirectly) any such Confidential Information for its own benefit or the benefit of any other party except as expressly permitted by this Agreement or otherwise authorized in writing by the Disclosing Party. Furthermore, any disclosure of such Confidential Information by the Receiving Party to its employees and agents will be on a "need to know" basis only.

  14.2
  House Files. Without limiting the generality of the foregoing, the Receiving Party will not permanently enhance its own, or any third party's, in-house lists, databases, or files (collectively "House Files") by using names, addresses, or other information, whether specified or inferred, obtained from the Disclosing Party's Confidential Information.

  14.3
  Non-Confidential Information. Except for the Alibris Book Database, information will not be considered to be "Confidential Information" to the extent, but only to the extent, that such information is: (i) already known to Receiving Party free of any restriction at the time it is obtained from the Disclosing Party; (ii) subsequently learned from an independent third party free of any restriction and without breach of this Agreement or any agreement with such third party; (iii) becomes publicly available through no wrongful act of the Receiving Party; or (iv) independently developed by the Receiving Party without reference to any Confidential Information.

  14.4
  Legal Disclosure. A Receiving Party may disclose Confidential Information to the extent such disclosure is required by a valid order of a court or governmental body of competent jurisdiction and authority or by applicable law, provided that before making any such disclosure of Confidential Information the Receiving Party promptly notifies the Disclosing Party of required disclosure so that such Disclosing Party may seek to avoid or minimize the required disclosure and/or to obtain an appropriate protective order or other appropriate relief to ensure that any information so disclosed is maintained in confidence to the maximum extent possible by the agency or other person receiving the disclosure, or, in the discretion of such Disclosing Party, to waive compliance with the provisions of this Agreement. The Receiving Party will use its reasonable efforts, in cooperation with the Disclosing Party or otherwise, to avoid or minimize the required disclosure and/or to obtain such protective order or other relief. If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Party is compelled to disclose the Confidential Information or else stand liable for contempt or suffer other sanction, censure or penalty, such Receiving Party will disclose only so much of the Confidential Information to the party compelling disclosure as it believes in good faith on the basis of advice of counsel is required by law. Such Receiving Party will give the Disclosing Party prior notice of the Confidential Information it believes it is required to disclose.

  14.5
  Confidentiality of this Agreement. The provisions of this Agreement are the Confidential Information of each party, and will not be disclosed to any third party without the prior written consent of both parties, which consent will not be unreasonably withheld.

  14.6
  Injunctive Relief. Each Receiving Party acknowledges and agrees that, in the event of a breach or threatened breach of any of the foregoing provisions, the Disclosing Party will have no adequate remedy in damages and, accordingly, shall be entitled to injunctive relief against such breach or threatened breach; provided, however, that no specification of a particular legal or equitable remedy shall be construed as a waiver, prohibition or limitation of any legal or equitable remedies in the event of a breach hereof.

*** Note: Confidential treatment has been requested with respect to the information contained within the "[***]" marking. The marked portions have been omitted from this filing and has been filed separately with the Securities and Exchange Commission.

15.   GENERAL.

  15.1
  [***]. Alibris agrees to [***]. Subject to Section 7.5 hereof, the financial terms and conditions provided to BNBQ hereunder with respect to the sale of Used & Hard to Find Books [***].

  15.2
  Cumulative Remedies. Except as expressly set forth in this Agreement, the parties' respective rights and remedies under this Agreement are cumulative and not exclusive of any other rights or remedies to which the parties may be lawfully entitled under this Agreement or at law or equity, and the parties will be entitled to pursue any and all of their respective rights and remedies concurrently, consecutively and alternatively.

  15.3
  Force Majeure. Notwithstanding any other provision of this Agreement, neither party will be liable to the other party for any delay in performing or failure to perform any of its obligations under this Agreement to the extent performance is delayed or prevented due to Force Majeure. "Force Majeure" shall mean causes that are beyond the reasonable control of the party claiming Force Majeure and that could not have been avoided or prevented by reasonable foresight, planning or implementation by the party claiming Force Majeure, including without limitation: (a) any act of God, fire, explosion, lightning, storm, flood, earthquake, or accident; (b) war, terrorism, hostilities, civil war, insurrection, riot, civil unrest, commotion or acts of a public enemy; (c) labor shortages, strikes, lock-outs, or other labor, industrial or trade action, disputes, disruption or disturbances (whether involving its employees or those of any other person); (d) theft, sabotage, malicious damage, fraud, epidemic, or quarantine restrictions; or (e) failure, malfunction or unavailability of power, telecommunications, data communications, or related services. Any delay or failure of this kind will not be deemed to be a breach of this Agreement and the time for performance of the affected obligation will be extended by a period that is reasonable in the circumstances. A party claiming the benefit of this clause will use reasonable efforts to mitigate the effect of any of the events or circumstances referred to above and will promptly advise the other party of the date by which its performance may reasonably be expected to resume.

  15.4
  Notices. Except for the electronic messages referenced in Section 5, all notices, consents, requests, instructions, approvals, and other communications made, required or permitted hereunder (each herein, a "Notice") will be given in writing and delivered to the receiving party to its respective address set forth below (i) by personal delivery to the individual identified below, (ii) by certified or registered mail (return receipt requested), or (iii) by a nationally recognized courier. The effective date of such Notice will be deemed to be the date upon which any such Notice is personally received by or on behalf of the addressee. Any party hereto may change its address set forth below by written notice to the other party hereto in accordance with the terms of this Section. If the Notice is to BNBQ it must be addressed to Barnes & Noble BookQuest LLC, 76 Ninth Avenue, New York, New York 10011, Attention: Anthony Astarita, President. If the Notice is to Alibris, it must be addressed to the person signing on behalf of Alibris below at the address set forth above.

  15.5
  Advertising or Publicity. Except as otherwise expressly provided herein, neither party will use the name or marks of the other party, or refer to or identify the other party, in advertising or publicity releases, promotional or marketing correspondence to others without the other party's prior written consent, which consent will not be unreasonably withheld.

  15.6
  Assignment. Neither party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other party, which consent will not be unreasonably withheld, and any such attempted assignment will be void.

  15.7
  Governing Law; Jurisdiction. In all respects this Agreement will be governed by the substantive laws of the State of New York without regard to conflict of law principles. The parties agree that they subject themselves to the exclusive jurisdiction of the courts of New York, New York. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

  15.8
  Non-Binding Mediation. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules before resorting to litigation, or some other dispute resolution procedure.

  15.9
  Modification, Amendment, Supplement And Waiver. No modification, course of conduct, amendment, supplement to or waiver of this Agreement (including referenced exhibits and attachments hereto) or any provisions hereof will be binding upon the parties unless made in writing and duly signed by both parties. At no time will any failure or delay by either party in enforcing any provisions, exercising any option, or requiring performance of any provisions, be construed to be a waiver of same.

  15.10
  Relationship of Parties. Neither party describe or register itself as, the legal representative, joint venturer, partner or employee of the other party for any purpose whatsoever. Neither party will have or purport to have any power or authority to assume or create any contract, agreement, warranty or representation or to create any obligation, express or implied, on behalf of the other party. The relationship between the parties is non-exclusive.

  15.11
  Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or invalid for any reason, this Agreement will continue in full force and effect without such provision; provided that no such severability will be effective if it materially and adversely changes the economic impact of this Agreement on either party.

  15.12
  Further Assurances. Each of the parties will execute any further documents and do any further acts or things that may be necessary to implement and carry out the intent of this Agreement.

  15.13
  Inurement. This Agreement will inure to the benefit of and be binding upon each of the parties and their respective successors and permitted assigns.

  15.14
  Exhibits. The following Exhibits are attached hereto and incorporated herein by reference:
(i)	Exhibit A	Data Enhancements, Policies and Reporting
(ii)	Exhibit B	Alibris Book Database Requirements
(iii)	Exhibit C	BNBQ Data Transfer Requirements
(iv)	Exhibit D-1	Alibris Seller Participation Agreement
(v)	Exhibit D-2	BNBQ Dealer Agreement
(vi)	Exhibit E	Participating Dealer Performance Guidelines
(vii)	Exhibit F-1	Shipping Time Requirements
(viii)	Exhibit F-2	Shipping Fee
(ix)	Exhibit F-3	Shipping Allowance
(x)	Exhibit F-4	Shipping Reimbursements
(xi)	Exhibit F-5	Alibris Shipping Mark-up
(xii)	Exhibit G	Sample Packing Slip
(xiii)	Exhibit H	Security and Disaster Recovery Requirements
(xiv)	Exhibit I	Alibris Marks
(xv)	Exhibit J	BNBQ Marks.
  15.15
  Entire Agreement. This Agreement, including the referenced exhibits, schedules and attachments, sets forth the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all previous communications, representations, negotiations, discussions, agreements, promises, proposals, representations, understandings and negotiations, whether oral or written, between them with respect to the subject matter of this Agreement.

  15.16
  Counterparts. This Agreement may be executed in any number of counterparts, each of which will constitute an original, but all of which together will constitute one instrument notwithstanding that all parties are not signatories to the same counterparts.

IN WITNESS WHEREOF, Alibris and BNBQ, intending to be legally bound by the terms of this Agreement, have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

BARNES & NOBLE BOOKQUEST LLC
By:	/s/ ANTHONY ASTARITA
Name:	Anthony Astarita
Title:	President
Date:	3/5/03
ALIBRIS
By:	/s/ BRIAN ELLIOTT
Name:	Brian Elliott
Title:	Senior VP, Sales & Marketing
Date:	3/5/03

EXHIBIT A

DATA ENHANCEMENTS, POLICIES & REPORTING

Further enhancements to book data and policies and programs to manage data and Participating Dealer reporting.

  •
  EANs are considered unique identifiers. Individual EANs cannot be shared and reused for different books.

  •
  Alibris will implement process monitoring, reporting and corrective action activities that will include:

  °
  Reducing the resending of records that have not changed

  °
  Monitoring and counseling Participating Dealers with excessive uploads

  °
  Monitoring and counseling Participating Dealers with high title counts relative to actual sales, including controlling purges and refreshes

  °
  Monitoring use of EANs and counseling and/or taking corrective action with Participating Dealers who reuse EANs

  •
  Alibris is to provide BNBQ with monthly metrics on the performance of its Participating Dealers. These should include:

  °
  Monthly reports detailing number of order received, rejected and fulfilled by each Participating Dealer in program.

  °
  Monthly reports detailing total Alibris orders over time, # of books rejected over time, # of books cancelled overtime.

  °
  Metrics should be provided on the second Monday of each month.

  •
  Alibris and BNBQ will use commercially effort to increase number of records with ISBNs over time.

*** Note: Confidential treatment has been requested with respect to the information contained within the "[***]" marking. The marked portions have been omitted from this filing and has been filed separately with the Securities and Exchange Commission.

EXHIBIT B

Alibris BOOK DATABASE REQUIREMENTS

[***]
[3 pages omitted]

*** Note: Confidential treatment has been requested with respect to the information contained within the "[***]" marking. The marked portions have been omitted from this filing and has been filed separately with the Securities and Exchange Commission.

EXHIBIT C

BNBQ DATA TRANSFER REQUIREMENTS

[***]
[2 pages omitted]

EXHIBIT D -1

ALIBRIS SELLER PARTICIPATION AGREEMENT

        This Seller Participation Agreement ("SPA") governs your access to and use of www.alibris.com, (the "Site") and the Alibris selling services operated through the Site and through Alibris' Business Partners (the "Services"). The Services include sales through use of the Site, any other Alibris websites, and the websites of any Alibris business partners including but not limited to Amazon.com, Barnes&Noble Bookquest, Books-A-Million, Borders, eBay/Half.com, Indigo/Chapters, and Ingram ("Alibris Business Partners"). You must read, agree with and accept all of the terms and conditions of this SPA and the Alibris Policies and Procedures located at Policies and Procedures incorporated herein by reference, before you become an Alibris Seller. If you do not accept these terms and conditions, then you should not use the Services. We may change the SPA occasionally, so please check this page periodically to ensure that you are aware of any changes. Changes will be effective when posted on the Seller Hub part of the Site and will be posted there for thirty (30) days. Your continued use of the Services means you have accepted the revised SPA. If you don't agree with the changes made, do not continue to use the Services. The list of Alibris Business Partners may also change from time to time, and we may at any time modify or discontinue the Services, temporarily or permanently, with or without notice, or liability to you. We have no obligation to monitor your access to and use of the Services, but we do have the right to do so, to ensure your compliance with the SPA, applicable laws or orders of a court, or other government body.

1.    Who Can Sell:

        You must be able to lawfully enter into and form contracts under applicable law, to become an Alibris Seller. Unfortunately, you cannot be an Alibris Seller if you are a minor. When registering to use the Services you agree that the registration information you provide, including your name, address, phone number, e-mail address and payments information are true, accurate, current and complete. Within 90 days of becoming a Seller, you agree to upload, via one of Alibris' upload methods, and maintain a minimum of 500 sale items online, provided however, if a part of the Site dedicated for sale of a particular category of items is launched, you agree to upload a minimum of 500 of such category of items within 90 days of the launch of the dedicated part of the Site. Additionally, you agree to fill a minimum of 80% of orders placed with you through Alibris or its Business Partners.

2.    Items for Sale:

        As a Seller, you warrant that the items you post for sale, and any related information will not: (i) be counterfeit, stolen, illegal or fraudulent, (ii) be obscene or contain pornography, (iii) be defamatory or trade libelous, unlawfully threatening or harassing, (iv) infringe any third party's copyright or other proprietary rights, or (v) contain any viruses, Trojan horses or other computer programming routines that may damage or interfere with the Services. Books that are moldy, badly stained, or unclean, are incomplete or have obscured text, and paperbacks without covers, should not be listed for sale unless specifically described as such. Books that are distributed for promotional use, including advance reading copies, uncorrected proof copies (until published) and photographed materials or unauthorized reprints should not be listed for sale. Movies or music that are moldy, badly stained or unclean, or scratched or patched tapes, CDs or vinyl should not be listed for sale unless specifically described as such. Movies or music that are incomplete or distributed for promotional use should not be listed for sale. Any items that are deemed unacceptable for sale by Alibris may be returned to you at your expense. You agree to comply with all applicable laws relating to sale of the items you list, including but not limited to import and export laws and prohibitions on the sales, distribution or offering for sale of specific items.

3.    Your License to Us:

        As a Seller you grant a non-exclusive, irrevocable, perpetual, fully paid, royalty free, transferable, worldwide right and license to us, to use, reproduce, publish, translate, sublicense, copy, display and distribute, in whole or in part, any content you upload on the Site or a Business Partner site.

4.    Sales and Taxes:

        You will sell the items to Alibris and its customers at the listed price less the Alibris discount, as described in the Policies and Procedures. By listing an item, you warrant to Alibris and its customers that you have the right and ability to sell the listed item, and that the listing is accurate, current, and complete and is not misleading or otherwise deceptive. You agree that you are responsible for determining whether sales or use taxes apply to your sales transactions and you will collect, report, and remit the correct tax to the appropriate tax authority, and Alibris has no responsibility in this regard.

5.    Our Property:

        You acknowledge that the Site and Business Partner's sites contain information, data, software, type faces and other material ("Content") that are protected by trademarks, trade names, service marks, copyrights, trade secrets and other intellectual property rights, which are and shall remain the sole property of Alibris, its Business Partners and their licensors. You may not modify, reproduce, delete, add to, publish, distribute or create derivative works of the Content.

6.    How does this Agreement End?:

        This SPA may be terminated immediately by either of us at any time with notice to the other party. We may, in our sole discretion, suspend your account (in whole or in part), for any reason, or any current sale, without notice or liability to you. Following termination, we will (i) remove the your data from the Services and remit to you all outstanding monies owed to you at the time of termination, and (ii) you will fulfill all outstanding orders placed prior to termination.

7.    Indemnity:

        You agree to defend, indemnify, and hold harmless Alibris, its officers, directors, employees and agents, and its Business Partners from and against any claims, liabilities, damages, losses, and expenses, including without limitation reasonable legal and accounting fees, arising out of or in any way connected with your access to or use of the Site, Business Partner's site, or Services, or your violation of this SPA. The Site, and the Services are provided on an "as is" basis, without warranty or condition of any kind, whether express or implied. Without limiting the foregoing, Alibris explicitly disclaims all warranties, including but not limited to, warranties of merchantability and fitness for a particular purpose.

8.    General Terms:

        TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALIBRIS WILL NOT BE LIABLE FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES RESULTING FROM YOUR ACCESS TO OR USE OF, OR INABILITY TO ACCESS OR USE, THE SITE, OR SERVICES. YOU AGREE THAT OUR AGGREGATE LIABILITY TO YOU FOR ALL CLAIMS ARISING FROM THE USE OF THE SITE OR SERVICES IS LIMITED TO THE TOTAL DOLLAR VALUE OF THE ITEMS SOLD IN THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE ACTION GIVING RISE TO SUCH LIABILITY. This SPA will be governed and construed in accordance with the laws of the State of California as applied to agreements made, entered into and performed entirely in the State of California by California residents, notwithstanding your actual residence. Both parties hereby submit to the personal jurisdiction of the federal and state courts located in Emeryville, CA, and further agree that any cause of action arising under this SPA shall be brought in such courts. Except as expressly stated otherwise, all notices to Alibris shall be sent to the email address provided on the site, sellers@alibris.com. Except as expressly stated otherwise, all notices to you shall be sent to the email address you provided to Alibris during the registration process. Such notice shall be deemed given one business day after the email is sent. In the event that any provision of this SPA is held to be invalid or unenforceable, the remaining provisions will remain in full force and affect. Our failure to enforce any right or provision of this SPA will not be deemed a wavier of such right or provision. This SPA sets forth the entire and final understanding and agreement of the parties, and supercedes and cancels all oral or written agreements or understandings between the parties.

        Thank you for your attention. We look forward to doing business with you!

EXHIBIT D-2

BNBQ DEALER AGREEMENT

        Welcome to the BNBQ Dealer Direct Program (the "BNBQ Dealer Direct Program"). Any person who wants to access the and use the BNBQ Dealer Direct Program to sell Used & Hard to Find Books must accept the terms and conditions of this BNBQ Dealer Agreement without change. BY REGISTERING FOR AND USING THE BNBQ DEALER DIRECT PROGRAM THROUGH ALIBRIS, YOU AGREE TO BE BOUND BY ALL TERMS AND CONDITIONS OF THIS BNBQ DEALER AGREEMENT. In this BNBQ Dealer Agreement, you are referred to as the "Participating Dealer".

        Barnes & Noble BookQuest LLC ("BNBQ") reserves the right to change any of the terms and conditions contained in this BNBQ Dealer Agreement or any policies or guidelines governing the BNBQ Dealer Direct Program, at any time and in its sole discretion. Any changes will be effective upon posting of the revisions on the Alibris.com web site (the "Alibris Site"). All notice of changes to this BNBQ Dealer Agreement will be posted on the Alibris Site for thirty (30) days. You are responsible for reviewing the notice and any applicable changes. Changes to referenced policies and guidelines may be posted without notice to you. YOUR CONTINUED USE OF THE BNBQ DEALER DIRECT PROGRAM FOLLOWING ALIBRIS POSTING OF ANY BNBQ DEALER AGREEMENT CHANGES WILL CONSTITUTE YOUR ACCEPTANCE OF SUCH CHANGES OR MODIFICATIONS. IF YOU DO NOT AGREE TO ANY CHANGES TO THIS BNBQ DEALER AGREEMENT, YOU WILL CONTACT ALIBRIS TO REQUEST TO BE REMOVED FROM THE BNBQ DEALER DIRECT PROGRAM AND YOU WILL NOT CONTINUE TO USE THE BNBQ DEALER DIRECT PROGRAM.

1.    ELIGIBILITY.

        Use of the Site and BNBQ Dealer Direct Program is limited to parties that lawfully can enter into and form contracts under applicable law. For example, minors are not allowed to use the BNBQ Dealer Direct Program.

2.    APPLICABLE POLICIES AND GUIDELINES.

        You agree to abide by the Performance Guidelines, which are incorporated by reference into, and made part of, this BNBQ Dealer Agreement. The Performance Guidelines explain the processes and set out acceptable conduct and prohibited practices. BNBQ may change these Performance Guidelines in the future, and such changes will be effective immediately upon posting without notice to you. You should refer regularly to the BNBQ Dealer Direct Program Help section on www.alibris.com to understand the current Performance Guidelines for participating and to be sure that the items you offer for sale can be sold on the. Site.

3.    BNBQ'S ROLE.

  3.1
  BNBQ provides a venue for third-party booksellers ("Participating Dealers") and buyers ("BNBQ Customers") to negotiate and complete transactions. BNBQ is not involved in the actual transaction between Participating Dealers and BNBQ Customers. As a Participating Dealer, you may list any Used & Hard to Find Book via the BNBQ Dealer Direct Program unless it is a prohibited Used & Hard to Find book as defined in the Performance Guidelines. Without limitation, you may not list any Used & Hard to Find Book or link or post any related material that (a) infringes any third-party intellectual property rights (including copyright, trademark, patent, and trade secrets) or other proprietary rights (including rights of publicity or privacy); (b) constitutes libel or slander or is otherwise defamatory; or (c) is counterfeited, illegal, stolen, or fraudulent. It is up to the Participating Dealer to accurately describe the used & Hard to Find book for sale. As a Participating Dealer, you use the BNBQ Dealer Direct Program, and any site through which the BNBQ Dealer Direct Program is available, at your own risk.

  3.2
  In consideration for the services performed hereunder, BNBQ shall be entitled to retain an amount equal to fifteen percent (15%) of the BNBQ List Price as the BNBQ Transaction Fee.

  3.3
  For each Used & Hard to Find Book ordered through the BNBQ Dealer Direct Program and shipped by a Participating Dealer to a BNBQ Customer during any Calendar Week, BNBQ will, within a reasonable time, remit to Alibris the applicable BNBQ List Price less the BNBQ Transaction Fee (the "Proceeds"). Participating Dealer hereby acknowledges that Alibris is such Participating Dealer's agent for receipt of such Participating Dealer's portion of the Proceeds. Upon remittance by BNBQ to Alibris of the Proceeds, Participating Dealer accepts that BNBQ has fulfilled its payment obligations with respect to such Used & Hard to Find Book and Participating Dealer agrees that it will look solely to Alibris for receipt of its portion of the Proceeds.

  3.4
  Participating Dealer acknowledges and agrees that BNBQ and Alibris are separate and distinct legal entities and that

  (a)
  Alibris not an authorized agent, reseller, distributor, guarantor or franchisee of BNBQ;

  (b)
  Alibris may not bind BNBQ to pay any amount or to undertake or forego undertaking any action without BNBQ's express written authorization in each instance.

  (c)
  BNBQ not a guarantor or franchisee of Alibris; and

  (d)
  BNBQ may not bind Alibris to pay any amount or to undertake or forego undertaking any action without Alibris' express written authorization in each instance.

4.    TRANSACTION LIMITS.

        As a security measure, BNBQ may, but are not required to, impose transaction limits on some or all BNBQ Customers relating to the value of any transaction or disbursement, the cumulative value of all transactions or disbursements during a period of time, or the number of transactions per day or other period of time. BNBQ will not be liable to Participating Dealer if BNBQ does not proceed with a transaction or disbursement that would exceed any limit established by us for a security reason.

5.    BNBQ RESERVATION OF RIGHTS.

        BNBQ retains the right to immediately halt any sale, prevent or restrict access to the BNBQ Dealer Direct Program, or take any other action to restrict access to or availability of objectionable material, any inaccurate listing, any inappropriately categorized items, any unlawful items, or any items otherwise prohibited by the Performance Guidelines. BNBQ retains the right to seek reimbursement from Participating Dealer if BNBQ, in its sole discretion, decides to reimburse BNBQ Customer under the terms of the BNBQ satisfaction guarantee program or BNBQ receives a chargeback from BNBQ Customer's credit card issuer for the amount of BNBQ Customer's purchase from Participating Dealer.

6.    PARTICIPATING DEALER TRANSACTIONS.

        Participating Dealer is obligated to sell the goods at the listed price to BNBQ Customers who meet the Participating Dealer's terms. By listing an used & Hard to Find book for sale, Participating Dealer represents and warrants to prospective BNBQ Customers that Participating Dealer has the right and ability to sell, and that the listing is accurate, current, and complete and is not misleading or otherwise deceptive.

7.    PARTICIPATING DEALER OBLIGATION.

        By entering into this BNBQ Dealer Agreement and posting a listing for sale, Participating Dealer agrees to complete the transaction as described by this BNBQ Dealer Agreement. Participating Dealer acknowledges that by not fulfilling these obligations, its action or inaction may be legally actionable.

8.    SALES/USE TAXES.

        Participating Dealer agrees that it is responsible to determine whether sales or use taxes apply to the transactions and to collect, report, and remit the correct tax to the appropriate tax authority. Participating Dealer acknowledges that BNBQ is not obligated to determine whether sales or use taxes apply and is not responsible to collect, report, or remit any sales or use taxes arising from any transaction. Participating Dealer shall indemnify and hold BNBQ, and its parent, subsidiaries, affiliates, officers, directors, agents and employees harmless against all liabilities, costs, interest and expenses (including reasonable attorneys' fees) incurred by BNBQ that arise out of any third party or governmental claim that involves, relates to or concerns (i) any federal, state or county tax obligation or amounts due or owing under any tax regulation, law, order or decree or (ii) any dispute concerning the tax status of BNBQ as a reseller of goods.

9.    REFUND OBLIGATION.

        Participating Dealers must provide a full refund (include the actual amount paid by a BNBQ Customer for such Used & Hard to Find Book plus any shipping or handling costs incurred by or on behalf of such BNBQ Customer in the delivery and return of the Used & Hard to Find Book not to exceed the shipping allowance remitted to Participating Dealer) to any BNBQ Customer who has remitted payment, if the Used & Hard to Find Book:

    (a)
    does not match the description of such Used & Hard to Find Book in the BNBQ Dealer Direct Program;

    (b)
    is not delivered by Participating Dealer (which are shipping from within the United States or Canada) as soon as commercially feasible but in no event later than twenty (20) days from the date a BNBQ Customer's order of such Used & Hard to Find Book; or

    (c)
    is not delivered by Participating Dealer (which are shipped from outside the United States or Canada) as soon as commercially feasible but in no event later than thirty (30) days from the date a BNBQ Customer orders such Used & Hard to Find Book.

        Participating Dealers must provide a refund (excluding shipping and handling costs incurred by BNBQ Customer) for any Used & Hard to Find Book returned by BNBQ Customer for any reason other than those described above.

        In the event of any dispute regarding the characterization of a refund or the amount to be refunded, BNBQ will act as final arbiter.

10.    ILLEGAL ACTIVITY.

  10.1
  Compliance with Laws; Fraud. BNBQ Dealer Direct Program may be used only for lawful purposes and in a lawful manner. You agree to comply with all applicable laws, statutes, and regulations. You may not register under a false name. You may not impersonate any participant or use another participant's password. Such fraudulent conduct is a violation of U.S. federal and state laws. Fraudulent conduct may be reported to law enforcement, and BNBQ will cooperate to ensure that violators are prosecuted to the fullest extent of the law.

  10.2
  Investigation. BNBQ has the right, but not the obligation, to monitor any activity and content associated with the BNBQ Dealer Direct Program. BNBQ may investigate any reported violation of its policies or complaints and take any action that it deems appropriate. Such action may include, but is not limited to, issuing warnings, suspension or termination of service, denying access, and/or removal of any materials from the BNBQ Dealer Direct Program, including listings and bids. BNBQ reserves the right and has absolute discretion to remove, screen, or edit any content that violates these provisions or is otherwise objectionable.

  10.3
  Disclosure of Information. BNBQ also reserves the right to report any activity that it suspects violates any law or regulation to appropriate law enforcement officials, regulators, or other third parties. In order to cooperate with governmental requests, to protect BNBQ's systems and customers, or to ensure the integrity and operation of BNBQ's business and systems, BNBQ may access and disclose any information it considers necessary or appropriate, including but not limited to user contact details, IP addressing and traffic information, usage history, and posted content.

11.    REPRESENTATION AND WARRANTIES.

        Participating Dealer represents and warrants to BNBQ that: (i) the Participating Dealer's data may be reproduced, used, converted into digital or other electronic media, displayed, and distributed as contemplated by this BNBQ Dealer Agreement without violating or infringing the rights of any other person or entity, including, without limitation, infringing any copyright, trademark or right of privacy, or any other intellectual or industrial property right, title or interest of any party, and without obligating BNBQ to pay any additional fees to third parties; (ii) Participating Dealer will obtain all rights, permissions and approvals from any third party (including but not limited to electronic reproduction rights) necessary for use of the Participating Dealer's Data in connection with the BNBQ Dealer Direct Program; and (iii) the Participating Dealer's Data provided to the BNBQ Dealer Direct Program is accurate to the best of Participating Dealer's knowledge

12.    PRIVACY.

        Unless otherwise authorized or consented, you agree not to use any information regarding other participants which is accessible via the BNBQ Dealer Direct Program or disclosed to you by BNBQ, except to enter into and complete transactions. You agree not to use any such information for purposes of solicitation, advertising, unsolicited e-mail or spamming, harassment, invasion of privacy, or otherwise objectionable conduct.

13.    NO WARRANTIES.

        THE BNBQ DEALER DIRECT PROGRAM AND ANY SITE THROUGH WHICH THE BNBQ DEALER DIRECT PROGRAM IS AVAILABLE ARE PROVIDED ON AN "AS IS" BASIS. BNBQ MAKES NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION: (I) THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT; (II) THAT THE BNBQ DEALER DIRECT PROGRAM ANY SITE THROUGH WHICH THE BNBQ DEALER DIRECT PROGRAM IS AVAILABLE WILL MEET YOUR REQUIREMENTS, WILL ALWAYS BE AVAILABLE, ACCESSIBLE, UNINTERRUPTED, TIMELY, SECURE, OR OPERATE WITHOUT ERROR; (III) THE INFORMATION, CONTENT, MATERIALS, OR PRODUCTS INCLUDED ON VIA THE BNBQ DEALER DIRECT PROGRAM WILL BE AS REPRESENTED BY PARTICIPATING DEALERS, AVAILABLE FOR SALE, LAWFUL TO SELL, OR THAT PARTICIPATING DEALERS OR CUSTOMERS WILL PERFORM AS PROMISED; (IV) ANY IMPLIED WARRANTY ARISING FROM COURSE OF DEALING OR USAGE OF TRADE; AND (V) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM, OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF BNBQ. TO THE FULL EXTENT PERMISSIBLE UNDER APPLICABLE LAW, BNBQ DISCLAIMS ANY AND ALL SUCH WARRANTIES.

14.    GENERAL RELEASE.

        BECAUSE BNBQ IS NOT INVOLVED IN TRANSACTIONS BETWEEN CUSTOMERS AND PARTICIPATING DEALERS OR OTHER PARTICIPATING DEALER DEALINGS, IF A DISPUTE ARISES BETWEEN ONE OR MORE PARTICIPATING DEALERS, EACH OF YOU RELEASE BNBQ (AND ITS AGENTS AND EMPLOYEES) FROM CLAIMS, DEMANDS, AND DAMAGES (ACTUAL AND CONSEQUENTIAL) OF EVERY KIND AND NATURE, KNOWN AND UNKNOWN, SUSPECTED AND UNSUSPECTED, DISCLOSED AND UNDISCLOSED, ARISING OUT OF OR IN ANY WAY CONNECTED WITH SUCH DISPUTES.

15.    LIMITATION OF LIABILITY.

  15.1
  BNBQ WILL NOT BE LIABLE FOR ANY DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION DIRECT, INDIRECT, INCIDENTAL, PUNITIVE, AND CONSEQUENTIAL DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE BNBQ DEALER AGREEMENT, ANY SITE THROUGH WHICH THE BNBQ DEALER DIRECT PROGRAM IS AVAILABLE, THE BNBQ DEALER DIRECT PROGRAM, THE INABILITY TO USE THE BNBQ DEALER DIRECT PROGRAM, OR THOSE RESULTING FROM ANY GOODS OR BNBQ DEALER DIRECT PROGRAM PURCHASED OR OBTAINED OR MESSAGES RECEIVED OR TRANSACTIONS ENTERED INTO THROUGH THE BNBQ DEALER DIRECT PROGRAM.

  15.2
  BNBQ'S MAXIMUM LIABILITY TO PARTICIPATING DEALER IN ANY CIRCUMSTANCE IS LIMITED TO THE GREATER OF (A) TEN THOUSAND DOLLARS (US $10,000) AND (B) THE TOTAL DOLLAR AMOUNT OF ALL USED & HARD TO FIND BOOKS SOLD VIA THE BNBQ DEALER DIRECT PROGRAM IN THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE ACTION ALLEGED TO HAVE GIVEN RISE TO SUCH LIABILITY.

16.    APPLICABLE LAW.

  16.1
  The BNBQ Dealer Direct Program is arranged, sponsored, and managed by BNBQ in the state of New YorkUSA. The laws of the state of New York shall govern this BNBQ Dealer Agreement and all of its terms and conditions, without giving effect to any principles of conflicts of laws.

  16.2
  Any controversy or claim arising under this BNBQ Dealer Agreement, including any breach hereof, or the BNBQ Dealer Direct Program shall be litigated on an individual basis and shall not be consolidated with any claim or controversy of any other party. The foregoing shall not preclude BNBQ from seeking any injunctive relief in state, federal, or foreign courts for protection of BNBQ or its licensors' intellectual property rights.

17.    YOUR GRANT.

        By entering into this BNBQ Dealer Agreement and listing an used & Hard to Find book, you grant BNBQ, its affiliates and licensees a nonexclusive, worldwide, royalty-free, irrevocable right to exercise all copyright, trademark rights, and rights of publicity over the material displayed in your listings (including storefronts) in any existing or future media, known or unknown, now or at any later date. This grant shall be limited to BNBQ's, its affiliates' and its licensees use of your materials in connection with the BNBQ Dealer Direct Program, which may include advertising and promotion for the BNBQ Dealer Direct Program. You represent and warrant that you own or otherwise control all of the rights to the materials displayed in your listings, and that the use of such materials by BNBQ, its affiliates and licensees will not infringe upon or violate the rights of any third party.

18.    TERMINATION.

        BNBQ, in its sole discretion, may terminate this BNBQ Dealer Agreement, access to the BNBQ Dealer Direct Program, or any current sales immediately without notice for any reason.

19.    GENERAL PROVISIONS.

  19.1
  Entire Agreement. This BNBQ Dealer Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes and cancels all prior and contemporaneous agreements, claims, representations, and understandings of the parties in connection with the subject matter hereof.

  19.2
  No Agency; Third-Party Beneficiary. BNBQ is not the agent, fiduciary, trustee, or other representative of you. Nothing expressed or mentioned in or implied from this BNBQ Dealer

    Agreement is intended or shall be construed to give to any person other than the parties hereto any legal or equitable right, remedy, or claim under or in respect to this BNBQ Dealer Agreement. This BNBQ Dealer Agreement and all of the representations, warranties, covenants, conditions, and provisions hereof are intended to be and are for the sole and exclusive benefit of BNBQ, you, and relying BNBQ Customers or Participating Dealers.

  19.3
  Severability. In the event that any provision of this BNBQ Dealer Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this BNBQ Dealer Agreement shall continue in full force and effect without said provision; provided, that no such severability shall be effective if it materially and adversely changes the economic impact of this BNBQ Dealer Agreement on any party.

  19.4
  No Waiver. BNBQ will not be considered to have waived any of our rights or remedies described in this BNBQ Dealer Agreement unless the waiver is in writing and signed by BNBQ. No delay or omission by BNBQ in exercising our rights or remedies will impair or be construed as a waiver. Any single or partial exercise of a right or remedy will not preclude further exercise of any other right or remedy. BNBQ's failure to enforce the strict performance of any provision of this BNBQ Dealer Agreement will not constitute a waiver of BNBQ's right to subsequently enforce such provision or any other provisions of this BNBQ Dealer Agreement.

  19.5
  BNBQ Intellectual Property. Participating Dealer acknowledge and agree that (i) BNBQ's and its licensors' patents, trademarks, trade names, service marks, copyrights and other intellectual property (collectively, "intellectual property") is and shall remain the sole property of BNBQ or its licensors, as the case may be and (ii) nothing in this Addendum shall confer in Participating Dealer any right of ownership or license rights in BNBQ's intellectual property. In addition, Participating Dealer shall not now or in the future contest the validity of BNBQ's intellectual property.

******************

EXHIBIT E

PERFORMANCE GUIDELINES FOR THE BNBQ DEALER DIRECT PROGRAM

(These Performance Guidelines supplement the BNBQ Dealer Agreement, as amended)

Shipping of Used & Hard to Find Books

  •
  At the time of launch, Participating Dealer will ship Used & Hard to Find Books within 2 business days from the time that the order is placed in the Participating Dealer's account. The number of days can be changed by BNBQ. Notification of this change will be sent to Alibris no less than 30 days in advance. If Participating Dealer are temporarily unable to respond to BNBQ Customers within 2 business days, Participating Dealer must immediately notify Alibris and place Participating Dealer's bookseller account on vacation status using the Alibris Vacation Handler tool at www.alibris.com.

  •
  If shipment time is more than 20 business days (those Used & Hard to Find Books shipped to addresses within the United States and/or Canada) or 30 business days (for those Used & Hard to Find Books shipped to addresses outside the US and/or Canada) and the BNBQ Customer has not received the Used & Hard to Find Book or a trace shows that the BNBQ Customer never received the Used & Hard to Find Book, BNBQ at its option may refund the BNBQ Customer the price paid for the Used & Hard to Find Book, including shipping at the request of the BNBQ Customer. Participating Dealer's obligation to refund shipping charges, in this instance, is limited to the Shipping Allowance provided.

  •
  Packaging of Used & Hard to Find Books plus responsibility for damage or loss in transit shall rest with Participating Dealer. All Used & Hard to Find Books are to be shipped in professional, clean packaging without the inclusion of promotional or extraneous material. Participating Dealer agrees to not include in Participating Dealer's shipment to BNBQ Customers any promotional or other material that is not provided or approved by BNBQ.

  •
  BNBQ Customer shipping information will be sent only when a packing slip is requested. The BNBQ Customer's name and address, BNBQ purchase order, purchase order Used & Hard to Find Book identifier numbers, cost, and title information will be contained in an encoded Portable Document Format (Adobe Acrobat 5.0 PDF) packing slip. Participating Dealer must have, at minimum, the Adobe® Acrobat® Reader 5.0 software (available online at: www.acrobat.com) to access and print the packing slip. Note: The only piece of BNBQ Customer information that will be sent to Participating Dealer with the initial purchase order information will be the country code, which will allow Participating Dealer to differentiate between foreign and domestic shipments, and the ship method.

  •
  Only authorized packing slip to be included in packaging and authorized shipping label to be applied to packaging. Packing slip and shipping label will be accessible and downloadable through Alibris online order processing system at Alibris. BNBQ branding will appear on the packing slip and shipping label.

  •
  Participating Dealer is required to ship any Orders received from international BNBQ Customers. To Alibris' warehouse. Participating Dealer will receive the BNBQ Customer's order on the "via Alibris" portion of the Alibris Seller Hub.

  •
  Entering of delivery confirmation and tracking identification is optional. Participating Dealer will have the option to update the Order after shipping with tracking information. Participating Dealer may use alternative Postal Service levels or services as long as ship time requirements are met. Participating Dealer is responsible for recouping funds from carries for lost or damaged shipments. Please see the Barnes & Noble Program Help page for applicable shipping reimbursements (link here)

BNBQ Customer Service

  •
  Participating Dealer will respond to BNBQ Customer Service inquiries within 2 business days. BNBQ or Alibris BNBQ Customer Service at its discretion may contact Participating Dealer directly regarding a customer service inquiry via Seller Hub through Alibris.com.

Inventory

  •
  Sold Used & Hard to Find Books must be removed from Participating Dealer's inventory within 24 hours of sale of the Used & Hard to Find Book.

Returns and Refunds

  •
  Returns for books sold to BNBQ Customers should be handled in the same manner as all other Alibris orders as set forth in the Alibris Policies and Procedures.

Participating Dealer's Performance and Metrics

  •
  Participating Dealer's Performance and Metrics reflects BNBQ' minimum standards—Participating Dealer are expected to always perform in the BNBQ Program to the best of Participating Dealer's ability.

  •
  If Participating Dealer has received a minimum of 10 BNBQ orders from Alibris, Participating Dealer must have an 80% fulfillment rate as calculated monthly on a rolling 90 day period, 30 days arrears. If Participating Dealer does not meet the fulfillment requirements on any given month within the 90-day period, Participating Dealer will be sent a warning e-mail detailing ways to improve performance and that Participating Dealer is subject to removal from the BNBQ Member Direct Program.

  •
  If Participating Dealer has been removed from the BNBQ Member Direct Program, Participating Dealer can apply to Alibris to be reinstated to the BNBQ Member Direct Program 6 months after Participating Dealer's removal.

  •
  If Participating Dealer has less than 5 orders over a 180-day period, Participating Dealer is subject to removal from the program.

*********************

Exhibit F-1

Ship Time Requirements for Participating Booksellers

        Ship Time Requirements and Service Levels

Ship To Address	Shipping Service Level	Ship Time Requirement
United States	Standard Ground Expedited Ground	4-14 days 3-6 days
Canada	Canada Post	5-14 days
Int'l—UK, Europe	International	2 - 4 weeks
Int'l—Rest of World	International	2 - 4 weeks

Recommended Postal Methods

Ship To Address	Service Level	United States Participating Dealers	Canadian Participating Dealers	International Participating Dealers*
United States	Standard Ground	USPS Media Mail	Canada Post USA Small Packets Surface	USPS Media Mail
	Expedited Ground	USPS Priority Mail	Canada Post USA Small Packets Air	USPS Priority Mail
Canada	Canada Post	USPS Air Letter Post	Canada Post Expedited Parcel	USPS Air LetterPost
Int'l—UK, Europe*	International	DHL Worldmail	DHL Worldmail	DHL Worldmail
Int'l—Rest of World*	International	DHL Worldmail	DHL Worldmail	DHL Worldmail

*
Shipments from International Dealers and shipments to International Ship To Addresses will be received into Alibris' Sparks, Nevada Distribution Center. Recommended Postal Method applies only to Ship Method from Sparks to BNBQ Customer Ship To address.

*** Note: Confidential treatment has been requested with respect to the information contained within the "[***]" marking. The marked portions have been omitted from this filing and has been filed separately with the Securities and Exchange Commission.

Exhibit F-2

Shipping Fee (BNBQ pays to Alibris)

[***]

*** Note: Confidential treatment has been requested with respect to the information contained within the "[***]" marking. The marked portions have been omitted from this filing and has been filed separately with the Securities and Exchange Commission.

Exhibit F-3

Shipping Allowance (Alibris pays to Participating Bookseller)

[***]

*** Note: Confidential treatment has been requested with respect to the information contained within the "[***]" marking. The marked portions have been omitted from this filing and has been filed separately with the Securities and Exchange Commission.

EXHIBIT F-4

Shipping Reimbursement (Returns due to Participating Dealer)

Ship To Address
Participating Dealer Country Location	US (OOP Standard)	US (OOP Expedited)	Canadian Post	International Standard
United States	[***]	[***]	[***]	[***]
Canada	[***]	[***]	[***]	[***]
Int'l—UK, Europe	[***]	[***]	[***]	[***]
Int'l—Rest of World	[***]	[***]	[***]	[***]

Amounts may be increased by BNBQ as postal rates increase during the term.

*** Note: Confidential treatment has been requested with respect to the information contained within the "[***]" marking. The marked portions have been omitted from this filing and has been filed separately with the Securities and Exchange Commission.

EXHIBIT F-5

Mark-ups For Shipping and High Priced Books by Alibris

Mark-ups for Shipping

Participating Bookseller Country Location	Amount Alibris will add to the price of the book before sending to BNBQ
United States	$	[***]
Canada	$	[***]
Int'l—UK, Europe	$	[***]
Int'l—Rest of World	$	[***]

        Amounts may be increased by BNBQ as postal rates increase during the Term.

        Mark-up for books over [***]:    For books priced at [***] and over by the Participating Dealer, the following markup will be applied by Alibris: list price × [***] = BNBQ list price

        Minimum:    Alibris may at its discretion choose a minimum price for Used & Hard to Find Books in the Alibris Book Database, which minimum shall not to exceed [***].

EXHIBIT G

SAMPLE PACKING SLIP

BARNES & NOBLE BOOKQUEST LLC Used & Out of Print books brought to you by our Network of Dealers	Dealer: ALIBRIS 475 LILLARD DRIVE SPARKS, NV 89434 USA

ORDERED BY: JEFF MARINO 25 MELISSA LEE DRIVE JACKSON, NJ 08527 UNITED STATES	SHIPPED TO: JEFF - 1030 MARINO - 1030 (BARNESANDNOBLE.COM) 305 HERROD BLVD. SUITE A 2ND FLOOR DAYTON, NJ 08810 UNITED STATES	RETAIN THIS PACKING SLIP. YOU WILL NEED IT FOR RETURNS.

CUST. NO. 3513657        ORDER NO. 1030            J225000000103001003

QTY.	DESCRIPTION	ITEM #	PRICE
1	2715112319441 - Title (Dealer Part No. 1511331944)	2715113319441	$18.99
	THANK YOU FOR YOUR ORDER!

	Used & Out of Print books are shipped separately. You may track any other items in this order by clicking Order Status at www.bn.com. Customer Service: usedbooks@barnesandnoble.com	Merchandise Total Coupon Savings Shipping & Handling TOTAL Gift Certificate Charge to MC	$18.99 $0.00 $0.00 $18.99 $0.00 $18.99

RETURNS

Used & Out of Print books must be returned to the dealer listed at the top of this packing slip for a refund. In order to receive your refund, the merchandise must be returned to the dealer in the same condition in which it was received, within 30 days of the shipment date. (See your order confirmation email or click Order Status at www.bn.com to find out what date your order shipped.) Shipping costs are non-refundable. Your refund will be processed by Barnes & Noble BookQuest, llc once the dealer has acknowledged receipt of the returned book.

Note: Used & Out of Print books are not returnable to Barnes & Noble retail stores or Barnes & Noble.com.			CUSTOMER RETURN LABEL FROM: JEFF - 1030 MARINO - 1030 (BARNESANDNOBLE.COM) 308 HERROD BLVD. SUITE A 2ND FLOOR DAYTON, NJ 08810 UNITED STATES
1	Reason for Return (Please check only one):
	☐ Damaged in Transit ☐ Wrong Merchandise ☐ Order Cancelled (customer cancelled while in transit) ☐ Other (explain under "Comments")	Comments:	TO: ALIBRIS 475 LILLARD DRIVE SPARKS, NV 89434 USA
2	Carefully package the item and securely tape or glue the "Customer Return Label" provided to the package. Be sure to include this completed form.
3
Add applicable postage. (Dealers will not accept C.O.D. deliveries.)
	We suggest you return items via UPS or insured USPS Parcel Post. Should the item be lost or damaged in transit, carriers require that the sender file the tracer or claim.		PACKAGE ID: J22500000010300301 J225000000103001003
DEALER SHIPPING LABEL

BARNES & NOBLE BOOKQUEST LLC
FROM: ALIBRIS 475 LILLARD DRIVE SPARKS, NV 89434 USA ORDER NO. 1030 J225000000103001003	TO: JEFF - 1030 MARINO - 1030 (BARNESANDNOBLE.COM) 308 HERROD BLVD. SUITE A 2ND FLOOR DAYTON, NJ 08810 UNITED STATES

EXHIBIT H

SECURITY AND DISASTER RECOVERY

1.    DISASTER RECOVERY:

        Alibris shall provide to BNBQ a disaster recovery plan for each location performing services pursuant to the Agreement. Alibris shall also provide information on hot site and cold sites. Alibris shall provide BNBQ written notification should there be a change or modification with respect to Alibris' hot and cold sites. All critical supporting applications at each Alibris site performing services pursuant to the Agreement shall have had a valid and documented test of the disaster recovery plan, and Alibris shall provide copies of such to BNBQ.

2.    SECURITY OF PERSONALLY IDENTIFIABLE INFORMATION:

        Alibris may not permanently enhance its own, or any third party's, in-house lists or files (hereinafter referred to as "House Files") by using names, addresses, or personally identifiable information, whether specified or inferred, obtained from BNBQ Customers ("PI Information").

  Alibris agrees that it will not retain after completion of any job in connection with which PI Information were provided, all or any portion of the PI Information, in any manner whatsoever, nor permit any parent, subsidiary, affiliate, third party, agent, employee or contractor, or their respective agents or employees to do so unless prior written consent is obtained from a duly authorized representative of the Data Security Department of BNBQ.

  Alibris may not use the Confidential BNBQ Information for any purpose other than in connection with the Agreement.

  Upon BNBQ's request or termination or expiration of this Agreement, Alibris shall (a) promptly return to BNBQ, in a format agreed upon by the parties hereto and in a medium requested by BNBQ, all PI Information and (b) erase or destroy, under the supervision of BNBQ, all PI Information in Alibris' possession or control and execute and deliver a certificate of destruction in a form approved by BNBQ. Furthermore, upon BNBQ's request or termination of this Agreement unless otherwise specified herein, Alibris will immediately eliminate from its House Files all information extracted from the PI Information

EXHIBIT I

Alibris MARKS

The Alibris Marks are:

1.
ALIBRIS™

2.
ALIBRIS.COM™

EXHIBIT J

BNBQ MARKS

BARNES & NOBLE
BOOKQUEST LLC

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QuickLinks

  Exhibit 10.21
Dealer Direct Program Agreement
WITNESSETH
EXHIBIT A DATA ENHANCEMENTS, POLICIES & REPORTING
EXHIBIT B Alibris BOOK DATABASE REQUIREMENTS
[***] [3 pages omitted]
EXHIBIT C BNBQ DATA TRANSFER REQUIREMENTS
[***] [2 pages omitted]
EXHIBIT D -1 ALIBRIS SELLER PARTICIPATION AGREEMENT
EXHIBIT D-2 BNBQ DEALER AGREEMENT
EXHIBIT E PERFORMANCE GUIDELINES FOR THE BNBQ DEALER DIRECT PROGRAM
Exhibit F-1 Ship Time Requirements for Participating Booksellers
Exhibit F-2 Shipping Fee (BNBQ pays to Alibris)
Exhibit F-3 Shipping Allowance (Alibris pays to Participating Bookseller)
EXHIBIT F-4 Shipping Reimbursement (Returns due to Participating Dealer)
EXHIBIT F-5 Mark-ups For Shipping and High Priced Books by Alibris
EXHIBIT G SAMPLE PACKING SLIP
EXHIBIT H SECURITY AND DISASTER RECOVERY
EXHIBIT I Alibris MARKS
EXHIBIT J BNBQ MARKS
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